UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment no. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

AFFYMAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33213	77-0579396
(Commission File Number)	(IRS Employer Identification No.)

4001 Miranda Avenue

Palo Alto, CA 94304

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 812-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 14, 2013, the Board of Directors of Affymax, Inc (the “Company”) approved an amendment to the Company’s 2006 Equity Incentive Plan to eliminate the automatic initial and annual equity grants to non-employee directors, effective immediately. In addition, the Board of Directors eliminated the cash compensation per meeting fee for non-employee directors.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, the Company has retained The Brenner Group, Inc. (“TBG”), an experienced restructuring firm, to provide restructuring support and related management services in order to implement a company-wide restructuring plan. With the retention of TBG in connection with the restructuring, John Orwin’s employment will be terminated and he will no longer hold the position of Chief Executive Officer after May 15, 2013.  Mr. Orwin will remain on the Company’s Board of Directors. In connection with the continuing restructuring efforts led by TBG, the Board of Directors plans to appoint a TBG representative to the position of Chief Executive Officer in the coming weeks and to have TBG representatives appointed as Company officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: May 14, 2013	By:	/s/ Herb Cross
Herb Cross
Chief Financial Officer